Genocea Biosciences, Inc. Code of Business Conduct and Ethics I. INTRODUCTION This Code of Business Conduct and Ethics (“Code”) provides a general statement of the expectations of Genocea Biosciences, Inc. (“Genocea”, or the “Company”) regarding the ethical standards that each director, officer and employee should adhere to while acting on behalf of Genocea. You are expected to read and become familiar with the ethical standards described in this Code and will be required, from time to time, to affirm your agreement to adhere to such standards by signing the Compliance Certificate that appears at the end of this Code. We are proud of what Genocea has accomplished to date, and are seeking your commitment to continued excellence as our company changes and grows through the years. We expect all individuals associated with Genocea to conduct themselves with the highest degree of honesty and integrity at all times. We consider any violation of this Code to be a serious breach of our trust, and any violation will result in disciplinary action, up to and including termination. Similarly, if you are aware of someone’s violation of this Code, you have a duty to report the violation in accordance with the procedure detailed below. We depend on your commitment to protect our culture and values and will view your reporting of violations in that context. While this Code covers multiple scenarios and activities, it cannot possibly address every challenging situation that could arise. Therefore, if you are faced with an issue that you feel may not be covered specifically by this Code, and are making a decision to act, please keep the following in mind: • Consider whether your actions would conform with the intent of the Code; • Consider whether your actions could create even a perception of impropriety; • Make sure you have all of the relevant facts; • Consider discussing the matter with Genocea’s General Counsel or your supervisor; • Seek help. It is always better to seek assistance before you act, rather than making a preventable mistake. II. REPORTING VIOLATIONS If you know or reasonably believe that there has been a violation of this Code or any other illegal behavior, you must report the violation to your supervisor or to Genocea’s General Counsel, principal financial officer or his or her designee. Any supervisor who obtains information about a Code violation has the responsibility to report the matter immediately to one of the above individuals. No employee who in good faith 39318985_4 reports a Code violation will be retaliated against or will otherwise be discriminated against in the terms and conditions of his or her employment. III. PERSONAL RESPONSIBILITY AND INTEGRITY A. Conflicts of Interest Directors, officers, and employees should avoid activities which create or give the appearance of a conflict of interest between their personal interests and Genocea’s interests. A conflict of interest exists when a personal interest or activity of an employee could influence or interfere with that person’s performance of duties, responsibilities, or commitments to Genocea. Below are some examples which could result in a conflict of interest. • be a consultant to, or a director, officer, or employee of, or otherwise operate an outside business that is a significant competitor, supplier, or customer of Genocea; • sell or represent products that compete with Genocea’s biopharmaceutical products or that are developed or sold by anyone other than Genocea; • have significant financial interest, including direct stock ownership, in any outside business that does or seeks to do a material amount of business with Genocea; • seek or accept any personal loan or services from any such outside business, except from financial institutions or service providers offering similar loans or services to third parties under similar terms in the ordinary course of their respective businesses; • be a consultant to, or a director, officer, or employee of, or otherwise operate an outside business if the demands of the outside business would materially interfere with the director’s, officer’s or employee’s responsibilities with Genocea; • accept any personal loan or guarantee of obligations from Genocea, except to the extent such arrangements are legally permissible; or • conduct business on behalf of Genocea with immediate family members, which include spouses, children, parents, siblings, and persons sharing the same home whether or not legal relatives. For avoidance of doubt, a director affiliated with a venture capital firm shall not be considered to have a conflict of interest due to such venture capital firm or the director acting on its behalf conducting normal activities. In the event that a director, officer or employee of Genocea is uncertain whether a potential or actual conflict exists, the individual should consult with Genocea’s General Counsel, who will assess whether the personal interest or activity may conflict with or interfere with the individual’s duties, responsibilities or commitments to Genocea. -2- 39318985_4

B. Proper Use of Corporate Assets The Company’s assets shall be used for their intended business purposes. Personal use of Genocea’s funds or property, including charging personal expenses as business expenses, inappropriate reporting or overstatement of business or travel expenses and inappropriate usage of company equipment or the personal use of supplies or facilities without advance approval from an appropriate officer of Genocea shall be considered a breach of the Code. IV. LEGAL REQUIREMENTS A. Regulatory Compliance We recognize the fact that, as participants in the pharmaceutical industry, we work in a heavily regulated industry. Adherence to regulatory compliance principles and procedures is among our highest priorities. We have a goal of developing product candidates of the highest quality possible. We also are sensitive to the special considerations involved in conducting scientific and clinical research. Therefore, we have developed policies and procedures to ensure that this research is conducted effectively and legally. This means that our research procedures must abide by applicable regulatory requirements and be conducted with respect for the research participants involved. Finally, we are committed to sharing helpful and accurate information on our products. Our advertising and promotional efforts in conjunction with our business partners must conform to applicable regulations, including, for example, those governing any discussion of off-label uses. B. Gifts Simply stated, it is against Genocea policy for a Genocea director, officer or employee to offer anything of value to an existing or potential consumer that would inappropriately influence that consumer to select a Genocea product or conduct business with Genocea. This concern may arise in our relationships with doctors, other health care professionals, and the patients that participate in our clinical trials. Recognizing this concern, Genocea supports and acknowledges the standards and guidelines established by industry and professional groups applicable to our relationships with these health care providers and applicable to a pre-commercial company such as ours, including but not limited to PhRMA’s Code on Interactions with Healthcare Professionals (a copy of which is available at http://phrma.org/code-on-interactions-with- healthcare-professionals) and is committed to being compliant with all healthcare “fraud and abuse” laws. There are similar concerns involving potential conflicts of interest in other external business relationships. Generally, giving or receiving gifts, meals, or entertainment involving our external business relationships should meet all of the following criteria: • they do not violate applicable law or fail to respect Genocea policy; -3- 39318985_4

• they do not constitute a bribe, kickback, or other improper payment under applicable U.S. or foreign law; • they have a valid business purpose; • they are appropriate as to time, place, and value (modest; not lavish or extravagant); • they are infrequent; and • they do not influence or appear to influence the behavior of the recipient. Under no circumstances may you accept or give gifts of cash. C. Inside Information While at Genocea, you may also come into contact with another form of information that requires special handling and discretion. Inside information is material, non-public information about Genocea or another company that, if made public, would affect the price of a company’s securities. Directors, officers and employees must never use inside information to obtain any type of personal advantage. For further discussion on our policy with respect to inside information, please review Genocea’s Insider Trading Policy which is deemed part of this Code and please address any questions to Genocea’s General Counsel. D. Public Company Disclosure Obligations Genocea’s business affairs are also subject to certain internal and external disclosure obligations and recordkeeping procedures. As a public company, we are committed to abiding by our disclosure obligations in a full, fair, accurate, timely, and understandable manner. Only with reliable records and clear disclosure procedures can we make informed and responsible business decisions. When disclosing information to the public, it is Genocea’s policy to provide consistent and accurate information. To maintain consistency and accuracy, specific company spokespersons are designated to respond to questions from the public. Only these individuals are authorized to release information to the public at appropriate times. All inquiries from the media or investors should be forwarded immediately to the principal financial officer or his or her designee. The principal financial officer or his or her designee must approve all press releases, speeches, publications or other official Company disclosures in advance. Our internal control procedures are further regulated by the Sarbanes-Oxley Act of 2002. Sarbanes-Oxley was a U.S. legislative response to events at public companies involving pervasive breakdowns in corporate ethics and internal controls over financial reporting. It was designed to rebuild confidence in the capital markets by ensuring that public companies are operated in a transparent and honest manner. Ensuring proper and effective internal controls is among Genocea’s highest priorities. We take seriously the reliance our investors place on us to provide accurate and timely information about our business. In support of our disclosure obligations, it is our policy to always: -4- 39318985_4

• comply with generally accepted accounting principles; • maintain a system of internal accounting and disclosure controls and procedures that provides management with reasonable assurances that transactions are properly recorded and that material information is made known to management; • maintain books and records that accurately and fairly reflect transactions; and • prohibit establishment of material undisclosed or unrecorded funds or assets. V. CONFIDENTIALITY Employees and directors should maintain the confidentiality of information entrusted to them by the company or its affiliates, customers, partners, distributors and suppliers, except when disclosure is specifically authorized by the principal financial officer or his or her designee or required by law. Confidential information includes all non-public information that might be of use to competitors, or harmful to the Company or its affiliates, customers, partners, distributors and suppliers if disclosed. Any questions about whether information is confidential should be directed to Genocea’s General Counsel, principal financial officer or his or her designee. VI. EMPLOYEE RELATIONS A. Discrimination Genocea is committed to maintaining a work environment that is free from discrimination, where every employee is treated with dignity and respect, differences are acknowledged and individuals are valued. The Company makes reasonable accommodations for individuals with disabilities in accordance with the law. Every employee has the right to equal treatment in employment at Genocea. Discrimination is defined as making an adverse employment decision based on factors including, but not limited to, race, color, religion, gender, age, national origin, ancestry, sexual orientation, marital status, disability, military service or status or political beliefs. It is the responsibility of each of us to maintain an environment free from discrimination. B. Workplace Harassment Workplace harassment is conduct, whether intentional or unintentional, that is unwelcome, insulting or otherwise offensive. Workplace harassment is not necessarily sexual in nature. Some examples are: • any form of unsolicited, unwarranted and/or unwelcome verbal or physical abuse of another person; • explicitly derogatory statements or materials; -5- 39318985_4

• use of profanity; • verbal or physical behavior that creates a hostile environment; • discriminatory remarks made by someone in the workplace which: ▪ are offensive to the recipient, ▪ cause the recipient discomfort or humiliation, or ▪ interfere with the recipient’s job performance. Those who violate this policy are subject to disciplinary action, up to and including possible termination of employment. If an employee believes that he or she or a fellow employee has been harassed or treated unfairly, he or she should immediately notify a supervisor. C. Workplace Violence Genocea does not tolerate violent behavior or threats of violence. Prohibited behavior includes, but is not limited to: • unsafe, intimidating or aggressive behavior; • verbal threats; • physical violence; • harassment; or • stalking. If an employee feels threatened and/or that his or her personal safety – or the safety of any other employee, vendor, visitor or customer – is in jeopardy, he or she should immediately notify a supervisor. The Company will investigate all reported incidents of threats of violence or acts of violence against another employee, vendor, visitor or customer. Any employee who exhibits violent behavior or behavior that can be construed as violent will be met with immediate and appropriate punishment, including possible termination of employment and/or criminal prosecution. No employee will be subjected to retaliation, intimidation or discipline as a result of reporting a threat. D. Sexual Harassment It is the policy of Genocea to provide and maintain a workplace that is free from sexual harassment. Sexual harassment in the workplace is a violation of Company policy and it is unlawful. This policy applies to all employees of the Company, regardless of their position. -6- 39318985_4

Prohibited sexual harassment includes sexual advances, requests for sexual favors and other verbal or physical conduct of a sexual nature that has the purpose or effect of unreasonably interfering with an employee's work performance by creating an intimidating, hostile, humiliating or sexually offensive working environment. In addition, no manager or supervisor, male or female, may sexually harass any employee by making submission to or rejection of sexual advances, requests for sexual favors or other verbal or physical conduct of a sexual nature either explicitly or implicitly a term or condition of employment or a basis for employment decisions. An employee who engages in sexual harassment is subject to disciplinary action, up to and including termination of employment. It is also a violation of Company policy and it is unlawful to retaliate against an employee for making or filing a complaint of sexual harassment or for cooperating in an investigation of a complaint of sexual harassment. Any such retaliation will also result in disciplinary action, up to and including termination of employment. The following are examples of sexual harassment: • an employee engages in a pattern of unwelcome sexual language and conduct that is sufficiently severe and pervasive that it interferes with the job performance of co-workers; or • an employee refuses a supervisor’s sexual advances and, in retaliation, the supervisor terminates the employee’s employment. Determinations of whether particular language or conduct is subject to disciplinary action under this policy are made on an individual basis, in light of all of the circumstances. The following, however, is a non-exhaustive list of examples of conduct that all employees of the Company are cautioned to avoid. Such conduct may violate Company policy against sexual harassment, whether or not it constitutes sexual harassment under the law. • comments to, or about, any employee or his/her appearance that are sexually graphic or would otherwise tend to be degrading; • sexual advances or propositions; • any physical contact of a sexual nature; • jokes or other remarks with sexual content that is graphic or may otherwise be offensive to others; • display of objects, posters, pictures or cartoons of a sexual nature; • greeting cards or gifts with sexual content; or • a repetition of any words or conduct of a sexual nature after the person addressed has indicated that such words or conduct is unwelcome. -7- 39318985_4

E. Privacy Treating each other with dignity and respect includes respecting each other’s privacy. The Company recognizes and understands the importance of balancing work and family life. Even though an employee’s non-work-related activities outside of the Company are considered personal, employees should always remember that they are representatives of the Company. VII. AMENDMENTS AND WAIVERS OF THIS CODE Please contact Genocea’s General Counsel, principal financial officer or his or her designee if you believe that a waiver under a provision of this Code is warranted. The CEO must approve a waiver hereunder for any employee, but a majority of the Board of Directors must approve a waiver for any executive officer. In addition, a majority of the independent directors or the Audit Committee of the Board of Directors must approve a waiver for any director, Genocea reserves the right to amend any provision of this Code at any time, The Company shall disclose any such amendment or waiver within four business days by either (i) filing a Current Report on Form 8-K with the SEC or, in cases where a Form 8-K is not required, by distributing a press release, or (ii) disclosing such waiver on the Company’s website in a manner that satisfies the requirements of Item 5.05(c) of Form 8-K. -8- 39318985_4

COMPLIANCE CERTIFICATE I have read and understand the Code of Business Conduct and Ethics (the “Code”) of Genocea Biosciences, Inc. I will adhere in all respects to the ethical standards described in the Code. I further confirm my understanding that any violation of the Code will subject me to appropriate disciplinary action, which may include demotion or discharge. I certify to Genocea that I am not in violation of the Code (assuming, if this certificate is executed prior to the effective date of this Code, that this Code is effective at such time), unless I have noted such violation in a signed Statement of Exceptions attached to this Compliance Certificate. Date: ___________________________________ Name: Title/Position -9- 39318985_4